UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2013

AsiaInfo-Linkage, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15713	752506390
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street

Haidian District, Beijing 100086, China

(Address of principal executive offices)

+8610 8216 6688

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2013, the Chief Executive Officer (the “CEO”) of AsiaInfo-Linkage, Inc. (the “Company”), pursuant to the Company’s Employee Incentive Program for fiscal year 2012 (the “2012 EIP”) previously approved by the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors, reviewed the performance of each of the Company’s executive officers (other than Libin Sun), and determined the appropriate payout amounts for the “named executive officers” (other than the CEO, and other than Libin Sun whose performance bonus is expected to be determined by the Compensation Committee) as defined by Item 402(a)(3) of Regulation S-K (the “NEOs”). Details on how payments were calculated under the 2012 EIP for the NEOs are set forth in the Company’s definitive proxy statement related to the Annual Stockholders Meeting to be held on April 25, 2013, as filed with the Securities and Exchange Commission (“SEC”) on February 28, 2013 (the “Proxy Statement”). As of the filing of the Proxy Statement, the payment amounts under the 2012 EIP were not determined and were omitted from the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table beginning on page 24 of the Proxy Statement. An updated Summary Compensation Table reflecting the total non-equity incentive compensation earned by the CEO during fiscal year 2012 was filed on Form 8-K with the SEC on March 25, 2013. A further updated Summary Compensation Table reflecting the total non-equity incentive compensation earned by the other NEOs (other than Mr. Sun) during fiscal year 2012 is set forth below.

Summary Compensation Table

The following table sets forth information concerning the compensation earned for services rendered to us by each of our named executive officers for the fiscal years ended December 31, 2010, 2011 and 2012, respectively:

Name and Principal Position	Year	Salary ($)(1)(2)	Stock Awards ($)(1)(3)	Option Awards ($)(1)(3)	Non-Equity Incentive Plan Compensation ($)(1)(4)	All Other Compensation ($)(1)(5)		Total ($)(1)(6)
Steve Zhang, President and Chief Executive Officer	2012	342,058	—	—	316,717	183,539	(7)	842,314
	2011	341,222	—	6,547,500	322,914	156,168		7,367,804
	2010	267,933	—	—	908,706	149,238		1,325,877

Jun (Michael) Wu, Executive Vice President and Chief Financial Officer(8)	2012	208,734	—	—	227,564	52,490	(9)	488,788
	2011	208,224	—	960,300	197,042	51,391		1,416,957
	2010	74,516	1,031,500	—	82,854	48,192		1,237,062

Yadong Jin, Executive Vice President, Chief Technology Officer and General Manager of Marketing	2012 2011 2010	149,697 111,095 105,176	— — 497,000	— 960,300 —	235,878 205,336 198,283	20,671 19,792 17,197		406,246 1,296,523 817,656

Guoxiang Liu, Executive Vice President(10)	2012	153,257	—	—	222,563	10,582		386,402
	2011	158,254	—	960,300	122,065	9,353		1,249,972
	2010	78,322	—	—	325,522	3,870		407,714

Libin Sun, Executive Co-Chairman(11)	2012	114,549	—	—	—	10,582		125,131
	2011	114,269	—	—	121,411	9,232		244,912
	2010	54,545	—	—	75,758	3,870		134,173

(1)

All cash compensation payments are RMB denominated and have been converted to the U.S. dollar at the exchange rate of US$1.00=RMB6.6000 for 2010, US$1.00=RMB6.3009 for 2011, and US$1.00=RMB6.2855 for 2012, the exchange rates quoted by the Federal Reserve Bank of New York as of the last working day of 2010 and as quoted by the Bank of China as of December 30, 2011 and December 31, 2012, respectively. Any year-to-year increases in compensation may be fully or partially attributed to the appreciation of the RMB against the U.S. dollar.

(2)	Represents the dollar value of base salary earned during the fiscal years covered.
(3)

Represents the dollar amounts of the aggregate grant date fair value computed in accordance with ASC Topic 718. See the notes to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for a discussion of all assumptions made by us in determining the ASC Topic 718 values of our equity awards.

(4)

Represents the dollar value of all earnings for services performed during 2010 and 2011 pursuant to awards under non-equity incentive plans, which are based on certain performance criteria. We expect the non-equity incentive plan compensation earned in 2012 to be calculated in March 2013 and paid in April 2013.

(5)

Includes our contributions for social welfare, Pension Plan, life insurance, health insurance benefits, housing allowance, home visit allowance, children’s education expenses and meal allowances, perquisites and other personal benefits.

(6)	Represents the sum of all compensation reflected in the preceding columns.
(7)	Includes $56,922 for housing allowance and $74,059 for children’s education expenses.
(8)	Mr. Jun (Michael) Wu has served as our Executive Vice President and CFO since August 2010.
(9)	Includes $3,182 for housing allowance and $20,683 for children’s education expenses.
(10)	Mr. Guoxiang Liu has served as our Executive Vice President since July 2010.
(11)	Mr. Libin Sun has served as our Executive Co-Chairman since July 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AsiaInfo-Linkage, Inc.

Date: March 28, 2013		/S/ Jun Wu
	Name:	Jun Wu
	Title:	Executive Vice President and Chief Financial Officer